Exhibit 99.3

TECUMSEH PRODUCTS COMPANY

Form of Restricted Stock Unit Award Agreement Under the
Tecumseh Products Company 2014 Omnibus Incentive Plan

Participant:
Grant Date:
Number of Restricted Stock Units:	[number of Restricted Stock Units]
Vesting Date:	As described in Section 3 of this Award Agreement

1.Grant of Award. Upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tecumseh Products Company (the “Company”), the Board grants to the above-named Participant the number of Restricted Stock Units (the “Grant Amount”) of the Company (the “Restricted Stock Units”) set forth above pursuant to the Tecumseh Products Company 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”). Upon vesting, the Restricted Stock Units represent the right to receive the payments set forth in Section 4. This Restricted Unit Award is granted pursuant to Section 8 of the Plan. Capitalized terms not defined in this Award Agreement have the meanings ascribed to such terms in the Plan.
2.Terms and Conditions. The terms, conditions, and restrictions applicable to this Award are specified in the Plan and this Award Agreement, which include, but are not limited to, provisions relating to amendment, vesting, cancellation and payment, all of which are incorporated by reference into this Award Agreement to the extent not otherwise set forth in this Award Agreement.
3.Vesting.
(a)Except as provided in Section 3(b), the Grant Amount shall vest and become deliverable on the last Wednesday in April that follows the date of this Award Agreement, immediately before the annual meeting of shareholders if it is held on that date (the “Vesting Date”), provided that the Participant is serving as a director of the Company on the Vesting Date. Except as provided in Section 3(b), if the Participant is not serving as a director of the Company on the Vesting Date for any reason, the entire Grant Amount shall automatically and immediately terminate and shall not vest in favor of the Participant.
(b)In the Committee’s discretion, a pro rata portion of the Grant Amount shall vest upon termination of the Participant’s service as a director of the Company, such pro rata portion determined by multiplying the Grant Amount by a fraction, (i) the numerator of which is the number of days of the Participant’s service as a director of the Company during the period from (but not including) the date of this Award Agreement through (and including ) the date of the termination of the Participant’s service as a director of the Company, and (ii) the denominator of which is the number of days during the period from (but not including) the date of this Award Agreement through and including the last Wednesday in April that follows the date of this Award Agreement. In addition, the Grant Amount shall vest upon the occurrence of a Change in Control where no Alternative Award is issued to the Participant pursuant to Section 12 of the Plan; provided, however, the Participant was serving as a director of the Company on any date within the 30-day period preceding the occurrence of the Change in Control, as applicable. Each of these vesting dates shall also be the “Vesting Date” for purposes of this Award Agreement.
4.Payment.
(a)Except as provided in Section 4(b), within 14 days after the Vesting Date, the Company shall pay the Participant (i) 75% of the vested Grant Amount (or, if applicable, 75% of a pro rata portion of the vested Grant Amount pursuant to Section 3(b)), if any, rounded down to the nearest whole Share, by delivery of a certificate or equivalent for such calculated Shares, which certificate or equivalent shall be registered in the Participant’s name, and (ii) the balance of the vested Grant Amount (or, if applicable, the balance of a pro rata portion of the vested Grant Amount pursuant to Section 3(b)), if any, in a single lump sum in cash.
(b)Notwithstanding Section 4(a), within 30 days after the occurrence of a Change in Control where no Alternative Award is issued to the Participant pursuant to Section 12 of the Plan, the Company shall pay the Participant (i) 75% of the vested Grant Amount, if any, rounded down to the nearest whole Share, by delivery of a certificate or equivalent for such calculated Shares, which certificate or equivalent shall be registered in the Participant’s name, and (ii) the balance of the vested Grant Amount, if any, in a single lump sum in cash.
5.Withholding. The applicable tax withholding obligations, if any, in connection with any payment made to the Participant under this Award Agreement shall be satisfied as provided under Section 17 of the Plan and pursuant to the Company’s discretion.
6.Rights as Shareholder; Dividend Equivalents.

(a)The Participant shall not be entitled to any rights as a shareholder of the Company in respect of any Restricted Stock Units covered by this Award Agreement, unless and until a certificate for Shares is issued in the Participant’s name pursuant to Section 4.
(b)If the Company declares a cash dividend on its Shares with a record date prior to the Vesting Date or, if applicable, prior the occurrence of a Change in Control, the Participant’s Grant Amount shall be increased by additional Restricted Stock Units equal to: (i) the amount of the cash dividend multiplied by the number of Restricted Stock Units in the then Grant Amount, divided by (ii) the Fair Market Value of a Share on the date the cash dividend was paid by the Company to shareholders, and (iii) the result rounded down to the next whole number of Restricted Stock Units.
7.Other Termination Condition. If the Participant’s service with the Company or an Affiliate is terminated for Cause after the Vesting Date, but before the payment of the Grant Amount under Section 4, then the entire Grant Amount shall be terminated and the Grant Amount shall be zero.
8.Restrictions on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Restricted Stock Units granted under this Award Agreement, except as otherwise provided for under the Plan.
9.Consent to Transfer of Personal Data. In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an affiliate of the Company or to its outside service providers or governmental agencies. By accepting this Award, the Participant consents, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of the Participant’s personal data to such entities for such purposes.
10.Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site or similar internet-based site to which the Participant has access.
11.Entire Agreement; Amendment; Survival; Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding this Award and supersede all previous written, oral, or implied understandings between the parties hereto about this Award Agreement’s subject matter. This Award Agreement may be amended by a subsequent writing (including e-mail or other electronic form) agreed to between the Company and the Participant. Section headings in this Award Agreement are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of this Award Agreement that are intended to survive the Participant’s termination of service shall survive such date. The Company may assign this Award Agreement and its rights and obligations under this Award Agreement to any Affiliate.
12.No Right to Continued Employment or Service. This Award Agreement does not confer on the Participant any right to continue in the employ of, or other service to, the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to determine the terms of the Participant’s employment or other service.
13.Additional Requirements. This Award Agreement shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the Shares covered by this Award Agreement upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of this Award or the acquisition of Shares under this Award Agreement, Shares may not be issued under this Award Agreement unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the Participant shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.
14.Resale Restrictions. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Shares. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell Shares issued pursuant to this Award unless an exemption from registration under applicable securities laws is available. The Participant agrees that any resale by the Participant of the Shares issued pursuant to this Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any such requirements.
15.Restrictive Covenants; Compensation Recovery. By signing this Award Agreement, the Participant acknowledges and agrees that the Shares and Grant Amount subject to this Award or any Award previously granted to the Participant by the Company or an Affiliate shall (a) be subject to termination as a result of the Participant’s violation of any agreement with the Company regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (b) shall be subject to termination and/or recovery under any compensation recovery policy that may be adopted from time to time by the Company or any Affiliate. For avoidance of doubt, compensation recovery rights to Shares (including Shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of the Shares. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Company’s grant of the Award under this Award Agreement.
16.Conflict. This Award Agreement is subject to the terms and provisions of the Plan, including but not limited to the adjustment provisions under Section 13 of the Plan. In the event of a conflict between the Plan and this Award Agreement, the Plan shall control. All interpretations or determinations of the Committee shall be binding and conclusive upon the Participant and the Participant’s legal representatives on any question arising under this Award Agreement or under the Plan.
17.Notices. All notices under this Award Agreement to the Company shall be delivered or mailed to the following addresses:
If to the Company:

Tecumseh Products Company
Attention: Roger Jackson
5683 Hines Drive
Ann Arbor, MI 48108

If to the Participant:

To the address set forth in the signature block below, or such other address that the Company has on file from time to time.

Such addresses for the service of notices may be change at any time provided notice of such change is furnished in advance to the other party.
18.Counterparts. This Award Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.
19.Governing Law. This Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Michigan, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of Michigan. The State and Federal courts in the State of Michigan shall be the sole and exclusive forums for the resolution of any disputes under this Award Agreement, and the Participant and the Company hereby submit to the personal jurisdiction and the process of these courts.
Signature Page FollowsThis Award Agreement may be executed in two counterparts, each of which is deemed an original and all of which constitute one document.

TECUMSEH PRODUCTS COMPANY:

Dated: [month and date], [year]    By:

Name:

Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AWARD AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED INTO THIS AWARD AGREEMENT BY REFERENCE, CONFERS ON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER TO THE COMPANY OR ANY AFFILIATE, NOR INTERFERES IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.
BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. THE PARTICIPANT ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT AND THE PLAN. THE PARTICIPANT HAS REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY. THE PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.
PARTICIPANT:

Dated: [month and date], [year]    By:

Name:

Address: